RESTATED ARTICLES TO THE CERTIFICATE OF
                    INCORPORATION OF CARDINAL AIRLINES, INC.


     FIRST.   The name of this corporation shall be:

                            CARDINAL AIRLINES, INC.

     SECOND. Its registered office in the State of Delaware is to be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, 19805, and its registered agent at such address is CORPORATE AGENTS, INC.

     THIRD.   The purpose or purposes of the corporation shall be:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of capital stock which may be issued by the corporation is 51,000,000 of which 50,000,000 shares shall be common stock of the par value of $.01 per share, and One Million (1,000,000) shares shall be preferred stock (here referred to as the "preferred stock") of the par value of $.01 per share.

     The  designations  and  the  powers,   preferences  and  rights,   and  the
qualifications, limitations or restrictions of the shares of each class of stock are as follows:

     Preferred Stock

     I. The preferred stock may be issued from time to time in one or more series, each of the series to have super voting powers, full or limited voting powers, or without voting powers, the designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are stated and expressed here, or in a resolution or resolutions providing for the issue of the series adopted by the board of directors as provided here.

     II. Authority is expressly granted to the board of directors, subject to the provisions of this Article Fourth, to authorize one or more series of preferred stock and, with respect to each series (except the series designated here as Series A preferred stock), to fix by resolution or resolutions providing for the issue of the series:

         (a) the number of shares to constitute the series and the distinctive designation;

         (b) the dividend rate on the shares of the series, dividend payment dates, whether the dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate;

         (c) whether or not the shares of the series shall be redeemable, and, if redeemable, the redemption prices which the shares of the series shall be entitled to receive on the redemption of the shares;

         (d) whether or not the shares of the series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of the shares for retirement and, if the retirement or sinking fund or funds is established, the annual amount and the terms and provisions relative to the operation of the fund or funds;

         (e) whether or not the shares of the series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which the exchange may be made, with adjustments, if any, as shall be stated and expressed or provided in the resolution or resolutions;

         (f) the preferences, if any, and the amounts, which the shares of the series shall be entitled to receive on the voluntary and involuntary dissolution of, or on any distribution of the assets of, the corporation;

         (g) the voting power, if any, of the shares of the series; and

         (h) any other special rights and protective provisions as to the board of directors may seem advisable.

     Notwithstanding the fixing of the number of shares constituting a particular series (including the Series A preferred stock) on the issuance of the shares, the board of directors, may at any time authorize the issuance of additional shares of the same series. Both the authorization of any series of preferred stock and the authorization of the issuance of additional shares of any series of preferred stock require unanimous consent by the board of directors.

     III.Holders of preferred stock shall be entitled to receive, when and as declared by the board of directors, out of funds legally available for the payment of dividends, dividends at the annual rates fixed by the board of directors for the respective series and no more, payable on the dates in each year as the board of directors shall fix for the respective series as provided in subdivision (b) of section II of this Article Fourth (here referred to as "dividend dates"), in preference to dividends on any other class of stock of the corporation, so that unless all accrued dividends on all series of preferred stock entitled to cumulative dividends shall have been declared and set apart for payment through the last preceding dividend date set for all series and dividends on all other series of preferred stock shall have been declared and set apart for payment at the rate to which the other series of preferred stock are entitled for the period commencing the second preceding dividend date and ending on the last preceding dividend date set for the series, no cash payment or distribution shall be made to holders of the common stock of the corporation. No dividend shall be declared and set apart for payment on any series of preferred stock in respect of any dividend period unless there shall likewise be or have been declared and set apart for payment on all shares of preferred stock of each series entitled to cumulative dividends at the time outstanding dividends ratably in accordance with the sums which would be payable on the shares through the last preceding dividend date if all dividends were declared and paid in full. Nothing contained here shall be deemed to limit the right of the corporation to purchase or otherwise acquire at any time any shares of its capital stock; provided that no shares of capital stock shall be repurchased at any time when accrued dividends on any series of preferred stock entitled to cumulative dividends remain unpaid for any period to and including the last preceding dividend date.

     For the purposes of this Article Fourth, and of any certificate fixing the terms of any series of preferred stock, the amount of dividends "accrued" on any share of preferred stock of any series entitled to cumulative dividends as at any dividend date shall be deemed to be the amount of any unpaid dividends accumulated to and including the dividend date, whether or not earned or declared, and the amount of dividends "accrued" on any share of preferred stock of any series entitled to cumulative dividends as at any date other than a dividend date shall be calculated as the amount of any unpaid dividends accumulated to and including the last preceding dividend date, whether or not earned or declared, plus an amount computed, on the basis of 360 days per year, for the period after the last preceding dividend date to and including the date as of which the calculation is made at the annual dividend rate fixed for the shares of the series or class.

     IV. In the event that the preferred stock of any series shall be entitled to a preference on the dissolution of, or on any distribution of the assets of, the corporation, then on any such dissolution of, or distribution of the assets of, the corporation, before any payment or distribution of the assets of the corporation (whether capital or surplus) shall be made to or set apart for any other series or class or classes of stock, the holders of the series of preferred stock shall be entitled to payment of the amount of the preference, if any, payable upon the dissolution of, or distribution of the assets of the corporation as may be fixed by the board of directors for the shares of the respective series as provided in subdivision (f) of section II of this Article Fourth before any further payment or distribution shall be made on any other class or series of capital stock. If, on any dissolution, or distribution, the assets of the corporation distributable among the holders of any series of the preferred stock entitled to a preference shall be insufficient to pay in full the preferential amount, then the assets, or the proceeds, shall be distributed among the holders of each series of the preferred stock ratably in accordance with the sums which would be payable on the distribution if all sums payable were discharged in full. The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the corporation, the merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, shall not be deemed to be a dissolution of, or a distribution of the assets of, the corporation, for the purpose of this section IV.

     V. In the event that the preferred stock of any series shall be redeemable, then, at the option of the board of directors, the corporation at any time or from time to time may redeem all, or any number less than all, of the outstanding shares of the series at the redemption price fixed by the board of directors as provided in subdivision (c) of section II of this Article Fourth (the sum so payable on any redemption of preferred stock being referred to here as the " redemption price"); provided, that not less than thirty (30) days previous to the date fixed for redemption a notice of the time and place shall be mailed to each holder of record of the shares so to be redeemed at the holder's address as shown by the records of the corporation; and provided further, that in case of redemption of less than all of the outstanding shares of any series of preferred stock the shares to be redeemed shall be chosen by lot in any equitable manner as may be prescribed by the board of directors. At any time after notice of redemption shall have been mailed as above provided to the holders of the stock so to be redeemed, the corporation may deposit the aggregate redemption price, in trust, with a bank or trust company named in the notice, for payment, on or before the date fixed for redemption, of the redemption price for the shares called for redemption. Upon the making of the deposit, or if no deposit is made then on the redemption date (unless the corporation shall default in making payment of the redemption price), holders of the shares of preferred stock called for redemption shall cease to be stockholders with respect to the shares notwithstanding that any certificate for the shares are not surrendered, and thereafter the shares shall no longer be transferable on the books of the corporation and the holders shall have no interest in or claim against the corporation with respect to the shares, except the right (a) to receive payment of the redemption price on surrender of their certificates, or (b) to exercise on or before the date fixed for redemption the rights, if any, not up to that time expiring, to convert the shares so called for redemption into, or to exchange the shares for, shares of stock of any other class or classes or of any other series of the same class or any other class or classes of stock of the corporation. Any funds deposited in trust which shall not be required for the redemption, because of the exercise of any right of conversion or otherwise subsequent to the date of the deposit, shall be returned to the corporation immediately. The corporation shall be entitled to receive from any bank or trust company the interest, if any, allowed on any moneys deposited as provided in this section, and the holders of any shares so redeemed shall have no claim to any interest. Any funds so deposited by the corporation and unclaimed at the end of five years from the date fixed for the redemption shall be repaid to the corporation on its request, after which repayment the holders of the shares who shall not have made claim against the moneys prior to the repayment shall be deemed to be unsecured creditors of the corporation, but only for a period of two years from the date of the repayment (after which all rights of the holders of the shares as unsecured creditors or otherwise shall cease), for an amount equivalent to the amount deposited as stated above for the redemption of the shares and so repaid to the corporation, but shall in no event be entitled to any interest.

     In order to facilitate the redemption of any shares of preferred stock, the board of directors is authorized to cause the transfer books of the corporation to be closed as to the shares to be redeemed.

     VI. Any shares of preferred stock which shall at any time have been redeemed, or which shall at any time have been surrendered for conversion or exchange or for cancellation pursuant to any retirement or sinking fund provisions with respect to any series of preferred stock, shall be retired and shall have the status of authorized and unissued shares of preferred stock undesignated as to series.

     VII. There is authorized an initial series of the preferred stock having the following voting powers, designation, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

         (a) The number of shares to constitute the series shall be 100,000 and the distinctive designation shall be "Series A preferred stock".

         (b) No dividends shall be paid on the Series A preferred stock.

         (c) The shares of the series shall be redeemable at the redemption price of $.01 per share. Upon redemption, shares of the series shall have the status of authorized and unissued shares of preferred stock undesignated as to series.

         (d) The shares of the series shall not be subject to the operation of any sinking fund to be applied to the purchase or redemption of the shares for retirement.

         (e) The holder of shares of this series shall not sell or transfer shares of this series to any person or entity without prior express written and unanimous consent of the Board of Directors.

         (f) The shares of the series shall be entitled to receive in preference to shares of the common stock of the corporation on any dissolution of, or distribution of the assets of, the corporation (i) the amount of $.01 per share in the event of any voluntary liquidation, dissolution or winding up of the corporation and (ii) the amount of $.01 in the event of any involuntary liquidation, dissolution or winding up of the corporation, plus, in either case, an amount equal to all accrued but unpaid dividends to the date of the liquidation, dissolution or winding up.

         (g) The shares of the series shall have super voting rights. The shares of the series shall be entitled to vote with the shares of common stock at any annual or special meeting of stockholders for the election of directors and on any other matter coming before the meeting at the multiple of one hundred (100) votes per share of Series A preferred stock..

         (h) The shares of the series shall not have any other special rights or provisions.

                                  Common Stock

     Each share of common stock shall be equal in all respects to every other share of the common stock of the corporation, including specifically the right to vote and the right to receive dividends.

     FIFTH.   The name and mailing address of the incorporator is as follows:

                      Cheryl A. Lewis
                      Corporate Agents, Inc.
                      1013 Centre Road
                      Wilmington, DE 19805

     SIXTH. The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

     SEVENTH. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph
(7) of subsection (b) of ss. 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     EIGHTH. The corporation shall, to the fullest extent permitted by the provisions of ss. 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     IN WITNESS WHEREOF, the undersigned, being the President and Secretary of Cardinal Airlines, Inc., have executed , signed and acknowledged this reinstated certificate of incorporation this ___ day of January, 1999.


CARDINAL AIRLINES, INC.

            /S/
By:_________________________
              President

               /S/
Attest:______________________
              Secretary